Exhibit 21.1

SHARING SERVICES, INC.
LIST OF SUBSIDIARIES

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Elenergy, LLC (Texas)

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Elepreneur, LLC (Texas)

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Elevacity Global LLC (Texas)

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Four Oceans Holdings, Inc (Nevada)

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Imagine University, LLC (Texas)

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Legacy Direct Global, LLC (Texas)

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Total Travel Media, Inc. (Nevada)

Note: All listed entities are wholly-owned subsidiaries of the Registrant.